Exhibit 19.1

 Ford Credit Auto Owner Trust 2002-A
  Monthly Servicing Report


  Collection Period                                                                                                       June, 2002
  Distribution Date                                                                                                        7/15/2002
  Transaction Month                                                                                                                6

  I. ORIGINAL DEAL PARAMETERS
  ---------------------------
                                            Dollar Amount       # of Contracts
  Original Portfolio:                  $5,999,999,848.25              367,333

  Original Securities:                                             Dollar Amount          Coupon              Legal Final Maturity
   Class A-1 Notes                                                 $725,000,000.00         1.820%                  October 15, 2002
   Class A-2 A Notes                                                550,000,000.00         2.390%                      May 15, 2004
   Class A-2 B Notes                                              1,550,000,000.00         1.841%                      May 15, 2004
   Class A-3 A Notes                                                325,000,000.00         3.620%                  January 15, 2006
   Class A-3 B Notes                                              1,740,000,000.00         1.861%                  January 15, 2006
   Class A-4 Notes                                                  606,480,000.00         4.360%                September 15, 2006
   Class B Notes                                                    173,570,000.00         4.790%                 November 15, 2006
   Class C Notes                                                    115,716,000.00         5.430%                  January 15, 2007
   Class D Certificates                                             115,716,000.00         6.000%                     June 15, 2008
                                                                    --------------
      Total                                                      $5,901,482,000.00


  II. COLLECTIONS

  Interest:                                                Simple Interest Loans       Precomputed Loans                     Total
  Interest Collections                                              $23,634,381.76                $6,829.29          $23,641,211.05
  Repurchased Loan Proceeds Related to Interest                          38,890.79                     0.00               38,890.79
                                                                         ---------                     ----               ---------
      Total                                                         $23,673,272.55                $6,829.29          $23,680,101.84

  Servicer Advances:
  Principal Advances                                                         $0.00               $21,340.61              $21,340.61
  Interest Advances                                                   5,921,209.79                 1,426.23            5,922,636.02
                                                                      ------------                 --------            ------------
      Total                                                          $5,921,209.79               $22,766.84           $5,943,976.63

  Principal:
  Principal Collections                                            $107,766,463.35              $272,548.87         $108,039,012.22
  Prepayments in Full                                                50,520,583.52                28,434.05           50,549,017.57
  Prepayments in Full Due to Administrative Repurchases                       0.00                     0.00                    0.00
  Repurchased Loan Proceeds Related to Principal                      2,581,107.92                     0.00            2,581,107.92
  Payahead Draws                                                              0.00                31,416.79               31,416.79
                                                                              ----                ---------               ---------
      Total                                                        $160,868,154.79              $332,399.71         $161,200,554.50

  Liquidation Proceeds                                                                                                $2,306,508.05
  Recoveries from Prior Month Charge-Offs                                                                                 41,116.79
                                                                                                                          ---------
      Total Principal Collections                                                                                   $163,548,179.34

  Principal Losses for Collection Period                                                                              $4,884,187.25
  Total Regular Principal Reduction                                                                                 $166,106,082.36

  Total Collections                                                                                                 $193,172,257.81

  III. FUNDS AVAILABLE FOR DISTRIBUTION
  -------------------------------------
  Total Collections                                                                                                 $193,172,257.81
  Reserve Account Release                                                                                                      0.00
  Reserve Account Draw                                                                                                         0.00
  Clean-up Call                                                                                                                0.00
  Net Swap Receipt                                                                                                             0.00
                                                                                                                               ----
      Total                                                                                                         $193,172,257.81



                                                          Page 1


  Ford Credit Auto Owner Trust 2002-A
  Monthly Servicing Report


  Collection Period                                                                                                      June, 2002
  Distribution Date                                                                                                       7/15/2002
  Transaction Month                                                                                                               6

  IV. DISTRIBUTIONS
  -----------------
  Servicing Fee:                                Amount Due          Amount Paid            Shortfall
   Total Amount                               $4,242,543.96        $4,242,543.96                $0.00
   Amount per $1,000 of Original Balance               0.72                 0.72                 0.00

Net Swap Payment                              $3,119,768.00

                                                                                                                          Change in
  Noteholders Interest:                Amount Due         Amount Paid            Shortfall Carryover Shortfall  Carryover Shortfall
   Class A1 Notes                            $0.00                $0.00               $0.00                $0.00               $0.00
   Class A2 A Notes                     967,242.93           967,242.93                0.00                 0.00                0.00
   Class A2 B Notes                   2,065,119.46         2,065,119.46                0.00                 0.00                0.00
   Class A3 A Notes                     980,416.67           980,416.67                0.00                 0.00                0.00
   Class A3 B Notes                   2,652,533.33         2,652,533.33                0.00                 0.00                0.00
   Class A4 Notes                     2,203,544.00         2,203,544.00                0.00                 0.00                0.00
   Class B Notes                        692,833.58           692,833.58                0.00                 0.00                0.00
   Class C Notes                        523,614.90           523,614.90                0.00                 0.00                0.00
                                        ----------           ----------                ----                 ----                ----
      Total                         $10,085,304.87       $10,085,304.87               $0.00                $0.00               $0.00

  Certificateholders Interest:
   Class D Certificates                $578,580.00          $578,580.00               $0.00                $0.00               $0.00
                                       -----------          -----------               -----                -----               -----

  Total Note and Cert. Interest:    $10,663,884.87       $10,663,884.87               $0.00                $0.00               $0.00

  Total Available for Principal Distribution   $175,146,060.98

  Principal Distribution Amounts
   First Priority Distribution Amount                $0.00
   Second Priority Distribution Amount                0.00
   Third Priority Distribution Amount        55,930,959.83
   Regular Principal Distribution Amount    134,965,447.88
                                            --------------
      Principal Distribution Amount        $190,896,407.71

  Noteholder Principal Distributions:
   Class A1 Notes                                                 $0.00
   Class A2 A Notes                                       45,871,587.40
   Class A2 B Notes                                      129,274,473.58
   Class A3 A Notes                                                0.00
   Class A3 B Notes                                                0.00
   Class A4 Notes                                                  0.00
   Class B Notes                                                   0.00
   Class C Notes                                                   0.00
                                                                   ----
      Total Note Principal Paid                         $175,146,060.98

  Certificateholder Principal Distributions:
   Class D Certificates                                           $0.00
                                                                  -----

  Total Note and Certificate Principal Paid:            $175,146,060.98

  Collections Released to Servicer                                $0.00

  Total Available for Distribution         $193,172,257.81
  Total Distribution (incl. Servicing Fee) $193,172,257.81


                                                          Page 2


  Ford Credit Auto Owner Trust 2002-A
  Monthly Servicing Report


  Collection Period                                                                                                      June, 2002
  Distribution Date                                                                                                       7/15/2002
  Transaction Month                                                                                                               6

  V. DISTRIBUTION PER $1,000 OF ORIGINAL BALANCE
  ----------------------------------------------
                                                           Principal                Interest                  Total
                                                        Distribution            Distribution            Distribution
  Class A1 Notes                                                $0.00                   $0.00                    $0.00
  Class A2 A Notes                                              83.40                    1.76                    85.16
  Class A2 B Notes                                              83.40                    1.33                    84.74
  Class A3 A Notes                                               0.00                    3.02                     3.02
  Class A3 B Notes                                               0.00                    1.52                     1.52
  Class A4 Notes                                                 0.00                    3.63                     3.63
  Class B Notes                                                  0.00                    3.99                     3.99
  Class C Notes                                                  0.00                    4.53                     4.53
                                                                 ----                    ----                     ----
      Total Notes                                              $30.27                   $1.74                   $32.02

  Class D Certificates                                          $0.00                   $5.00                    $5.00
                                                                -----                   -----                    -----

  Total Notes and Certificates:                                $29.68                   $1.81                   $31.49

  VI. POOL BALANCE AND PORTFOLIO INFORMATION
  ------------------------------------------
                                                 Beginning of Period                                 End of Period
                                                    Balance       Pool Factor                       Balance        Pool Factor
  Aggregate Balance of Notes               $4,815,046,858.21       0.8322229                $4,639,900,797.23       0.8019510
  Class A1 Notes                                        0.00       0.0000000                             0.00       0.0000000
  Class A2 A Notes                            485,644,986.68       0.8829909                   439,773,399.28       0.7995880
  Class A2 B Notes                          1,368,635,871.53       0.8829909                 1,239,361,397.95       0.7995880
  Class A3 A Notes                            325,000,000.00       1.0000000                   325,000,000.00       1.0000000
  Class A3 B Notes                          1,740,000,000.00       1.0000000                 1,740,000,000.00       1.0000000
  Class A4 Notes                              606,480,000.00       1.0000000                   606,480,000.00       1.0000000
  Class B Notes                               173,570,000.00       1.0000000                   173,570,000.00       1.0000000
  Class C Notes                               115,716,000.00       1.0000000                   115,716,000.00       1.0000000
  Class D Certificates                        115,716,000.00       1.0000000                   115,716,000.00       1.0000000
                                              --------------       ---------                   --------------       ---------
     Total                                 $4,930,762,858.21       0.8355126                $4,755,616,797.23       0.8058343

  Portfolio Information
  Weighted Average Coupon (WAC)                         6.96%                                           6.97%
  Weighted Average Remaining Maturity (WAM)             46.53                                           45.73
  Remaining Number of Receivables                     336,199                                         328,323
  Portfolio Receivable Balance              $5,091,052,747.07                               $4,924,944,711.96

  VII. OVERCOLLATERALIZATION INFORMATION
  --------------------------------------
  Specified Overcollateralization Amount                                                                     $19,249,447.88
  Specified Credit Enhancement Amount                                                                        $49,249,447.12
  Yield Supplement Overcollateralization Amount                                                             $165,828,813.58
  Target Level of Overcollateralization                                                                     $185,078,261.46

  VIII. RECONCILIATION OF RESERVE ACCOUNT
  ---------------------------------------
  Beginning Reserve Account Balance                                                                          $29,999,999.24
  Specified Reserve Account Balance                                                                           29,999,999.24
  Reserve Release Amount                                                                                               0.00
  Reserve Account Draws                                                                                                0.00
  Interim Reserve Account Balance                                                                             29,999,999.24
  Reserve Account Deposits Made                                                                                        0.00
                                                                                                                       ----
  Ending Reserve Account Balance                                                                             $29,999,999.24
  Change in Reserve Account Balance                                                                                   $0.00

                                                          Page 3


  Ford Credit Auto Owner Trust 2002-A
  Monthly Servicing Report


  Collection Period                                                                                                      June, 2002
  Distribution Date                                                                                                       7/15/2002
  Transaction Month                                                                                                               6


  IX. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
  ---------------------------------------------

  Liquidation Proceeds                                                                                                $2,306,508.05
  Recoveries from Prior Month Charge-Offs                                                                                $41,116.79
  Total Principal Losses for Collection Period                                                                        $4,884,187.25
  Charge-off Rate for Collection Period (annualized)                                                                          0.60%
  Cumulative Net Losses for all Periods                                                                               $7,464,819.61


  Delinquent Receivables:                                                            # of Contracts                         Amount
  31-60 Days Delinquent                                                                         4,125                $63,558,289.96
  61-90 Days Delinquent                                                                           586                 $8,941,358.40
  91-120 Days Delinquent                                                                          161                 $2,618,115.43
  Over 120 Days Delinquent                                                                        113                 $2,035,578.06

  Repossesion Inventory                                                                           385                 $6,418,104.64


  Ratio of Net Losses to the Average Pool Balance:
  Second Preceding Collection Period                                                                                        0.3423%
  Preceding Collection Period                                                                                               0.4924%
  Current Collection Period                                                                                                 0.6078%
  Three Month Average                                                                                                       0.4808%

  Ratio of 60+ Delinquent Contracts to Outstanding Receivables:
  Second Preceding Collection Period                                                                                        0.1663%
  Preceding Collection Period                                                                                               0.1919%
  Current Collection Period                                                                                                 0.2619%
  Three Month Average                                                                                                       0.2067%



                                                          Page 4


  Ford Credit Auto Owner Trust 2002-A
  Monthly Servicing Report


  Collection Period                                                                                                      June, 2002
  Distribution Date                                                                                                       7/15/2002
  Transaction Month                                                                                                               6

  Worksheet Information
  ---------------------

  Servicer Advances                                                           Simple Interest Loans              Precomputed Loans
  Beginning Servicer Advances                                                          $12,263,740.48                    $66,239.87
  New Advances                                                                           5,879,045.29                     22,759.66
  Servicer Advance Recoveries                                                            3,981,195.56                     22,213.41
                                                                                         ------------                     ---------
  Ending Servicer Advances                                                             $14,161,590.21                    $66,786.12

  Current Month Interest Advances for Prepaid Loans                                        $42,164.50                         $7.18

  Payahead Account
  Beginning Payahead Account Balance                                                                                     $51,872.92
  Additional Payaheads                                                                                                    40,579.17
  Payahead Draws                                                                                                          60,882.29
                                                                                                                          ---------
  Ending Payahead Account Balance                                                                                        $31,569.80





                                                          Page 5